Exhibit 3.1

Amendments
to the Bylaws
of
Delta Oil & gas, Inc.

The following amendments to the bylaws (the “Bylaws”) of Delta Oil & Gas, Inc., a Colorado corporation (the “Corporation”), were adopted by the Board of Directors of the Corporation (“Board”), at a meeting of the Board on March 8, 2010:

Amendments to Bylaws

Resolved, that Article II, Paragraph 2 of the Bylaws is hereby amended and restated in its entirety as follows:

“2. Special Meetings.

(a) A special meeting of stockholders may be called only by (i) the President or (ii) a majority of the Board of Directors and shall be called by the President upon the demand, in accordance with this Paragraph 2, of the holders of record of shares representing at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the special meeting.

(b) In order that the Corporation may determine the stockholders entitled to demand a special meeting, the Board of Directors may fix a record date to determine the stockholders entitled to make such a demand (the “Demand Record Date”). The Demand Record Date shall not precede the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors and shall not be more than ten days after the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors. Any stockholder of record seeking to have stockholders demand a special meeting shall, by sending written notice to the Secretary of the Corporation by hand or by certified or registered mail, return receipt requested, request the Board of Directors to fix a Demand Record Date. The Board of Directors shall promptly, but in all events within ten days after the date on which a valid request to fix a Demand Record Date is received, adopt a resolution fixing the Demand Record Date and shall make a public announcement of such Demand Record Date. If no Demand Record Date has been fixed by the Board of Directors within ten days after the date on which such request is received by the Secretary, then the Demand Record Date shall be the 10th day after the first date on which a valid written request to set a Demand Record Date is received by the Secretary. To be valid, such written request shall set forth the purpose or purposes for which the special meeting is to be held, shall be signed by one or more stockholders of record and by the beneficial owner or owners, if any, on whose behalf the request is made, shall bear the date of signature of each such stockholder and any such beneficial owner and shall set forth all information about each such stockholder and any such beneficial owner that would be required to be set forth in a stockholder’s notice described in Paragraph 12(a)(ii) of Article II as if the notice related to an annual meeting.

(c) In order for a stockholder or stockholders to demand a special meeting, a written demand or demands for a special meeting by the holders of record as of the Demand Record Date of shares representing at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the special meeting, calculated as if the Demand Record Date were the record date for the special meeting, must be delivered to the Corporation. To be valid, each written demand by a stockholder for a special meeting shall set forth the specific purpose or purposes for which the special meeting is to be held (which purpose or purposes shall be limited to the purpose or purposes set forth in the written request to set a Demand Record Date received by the Corporation pursuant to Paragraph 2(b)), shall be signed by one or more stockholders of record and by the beneficial owner or owners, if any, on whose behalf the request is made, shall bear the date of signature of each such stockholder and any such beneficial owner, and shall set forth the name and address, as they appear in the Corporation’s books, of each such stockholder and any such beneficial owner signing such demand and the class and number of shares of the Corporation which are owned of record and/or beneficially by each such stockholder and any such beneficial owner, shall be sent to the Secretary by hand or by certified or registered mail, return receipt requested, and shall be received by the Secretary within sixty days after the Demand Record Date.

(d) The Corporation shall not be required to call a special meeting upon stockholder demand unless, in addition to the documents required by Paragraph 2(c), the Secretary receives a written agreement signed by each Soliciting Stockholder (as defined below) pursuant to which each Soliciting Stockholder, jointly and severally, agrees to pay the Corporation’s costs of holding the special meeting, including the costs of preparing and mailing proxy materials for the Corporation’s own solicitation, provided that if each of the resolutions introduced by any Soliciting Stockholder at such meeting is adopted, and each of the individuals nominated by or on behalf of any Soliciting Stockholder for election as a director at such meeting is elected, then the Soliciting Stockholders shall not be required to pay such costs. For purposes of these Bylaws, the following terms shall have the respective meanings set forth below:

(i) “Affiliate” of any Person (as defined herein) shall mean any Person controlling, controlled by or under common control with such first Person.

(ii) “Participant” shall have the meaning assigned to such term in Rule 14a-12 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(iii) “Person” shall mean any individual, firm, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

(iv) “Proxy” shall have the meaning assigned to such term in Rule 14a-1 promulgated under the Exchange Act.

(v) “Solicitation” shall have the meaning assigned to such term in Rule 14a-1 promulgated under the Exchange Act.

(vi) “Soliciting Stockholder” shall mean, with respect to any special meeting of stockholders demanded by a stockholder or stockholders, each of the following Persons:

(A) if the number of stockholders signing the demand or demands of meeting delivered to the Corporation pursuant to Paragraph 2(c) is ten or fewer, each Person signing any such demand; or

(B) if the number of stockholders signing the demand or demands of meeting delivered to the Corporation pursuant to Paragraph 2(c) is more than ten, each Person who either (I) was a Participant in any Solicitation of such demand or demands or (II) at the time of the delivery to the Corporation of the documents described in Paragraph 2(c) had engaged or intends to engage in any Solicitation of Proxies for use at such special meeting (other than a Solicitation of Proxies on behalf of the Corporation).

A “Soliciting Stockholder” shall also mean each Affiliate of a Soliciting Stockholder described in clause (A) or (B) above who is a member of such Soliciting Stockholder’s “group” for purposes of Rule 13d-5(b) under the Exchange Act, and any other Affiliate of such a Soliciting Stockholder, if a majority of the directors then in office determines, reasonably and in good faith, that such Affiliate should be required to sign the written notice described in Paragraph 2(c) and/or the written agreement described in this Paragraph 2(d) to prevent the purposes of this Paragraph 2 from being evaded.

(e) Except as provided in the following sentence, any special meeting shall be held at such hour and day as may be designated by whichever of the President or the Board of Directors shall have called such meeting. In the case of any special meeting called by the President upon the demand of stockholders (a “Demand Special Meeting”), such meeting shall be held at such hour and day as may be designated by the Board of Directors; provided, however, that the date of any Demand Special Meeting shall be not more than sixty days after the Meeting Record Date (as defined in Article XI, Paragraph 3); and provided further that in the event that the directors then in office fail to designate an hour and date for a Demand Special Meeting within ten days after the date that valid written demands for such meeting by the holders of record as of the Demand Record Date of shares representing at least 10% of all the votes entitled to be cast on each issue proposed to be considered at the special meeting, calculated as if the Demand Record Date were the record date for the special meeting, are delivered to the Corporation (the “Delivery Date”), then such meeting shall be held at 2:00 P.M. local time on the 100th day after the Delivery Date or, if such 100th day is not a Business Day, on the first preceding Business Day. In fixing a meeting date for any special meeting, the President or the Board of Directors may consider such factors as he, she or it deems relevant within the good faith exercise of his, her or its business judgment, including, without limitation, the nature of the action proposed to be taken, the facts and circumstances surrounding any demand for such meeting, and any plan of the Board of Directors to call an annual meeting or a special meeting for the conduct of related business.

(f) The Corporation may engage one or more regionally or nationally recognized independent inspectors of elections to act as agents of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported written demand or demands for a special meeting received by the Secretary. For the purpose of permitting the inspectors to perform such review, no purported demand shall be deemed to have been delivered to the Corporation until the earlier of (i) five Business Days (as defined below) following receipt by the Secretary of such purported demand and (ii) such date as the independent inspectors certify to the Corporation that the valid demands received by the Secretary represent at least 10% of all the votes entitled to be cast on each issue proposed to be considered at the special meeting calculated as if the Demand Record Date were the record date for the special meeting. Nothing contained in this Paragraph 2(f) shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any demand, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto).

(g) For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Colorado are authorized or obligated by law or executive order to close.”

Resolved, that Article II of the Bylaws is hereby amended through the addition of the following new Paragraph 12:

“12.  Notice of Stockholder Business and Nomination of Directors.

(a) Annual Meetings.

(i) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting (A) pursuant to the Corporation’s notice of meeting, (B) by or at the direction of the Board of Directors or (C) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Paragraph 12 of Article II and who is entitled to vote at the meeting and complies with the notice procedures set forth in this Paragraph 12 of Article II. The preceding clause (C) shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Exchange Act, and included in the Corporation’s notice of meeting) before an annual meeting.

(ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Paragraph  12(a)(i)(C) of Article II, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be received by the Secretary of the Corporation at the principal offices of the Corporation not less than the ninetieth (90th) day nor more than the one hundred twentieth (120th) day prior to the first annual anniversary of the date set forth in the Corporation’s proxy statement for the immediately preceding annual meeting as the date on which the Corporation first mailed definitive proxy materials for the immediately preceding annual meeting (the “Anniversary Date”); provided, however, that if the date for which the annual meeting is called is advanced by more than 30 days or delayed by more than 30 days from the first annual anniversary of the immediately preceding annual meeting, then notice by the stockholder to be timely must be received by the Secretary not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such annual meeting and not later than the later of (A) the ninetieth (90th) day prior to the date of such annual meeting or (B) the 10th day following the day on which public announcement of the date of such annual meeting is first made. In no event shall the announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder notice as described above. Such stockholder’s notice shall be signed by the stockholder of record who intends to make the nomination or introduce the other business and by the beneficial owner or owners, if any, on whose behalf the stockholder is acting, shall bear the date of signature of such stockholder and any such beneficial owner and shall set forth: (I) the name and address, as they appear on this Corporation’s books, of such stockholder and any such beneficial owner; (II) the Share Information (as described below) relating to each such stockholder and beneficial owner (which Share Information shall be supplemented by such stockholder and any such beneficial owner not later than ten days after the meeting record date to disclose such Share Information as of the meeting record date); (III) a representation that such stockholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by Proxy at the meeting to make the nomination or introduce the other business specified in the notice; (IV) any other information relating to such stockholder and any such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (V) in the case of any proposed nomination for election or re-election as a director, (1) the name and residence address of the person or persons to be nominated, (2) a description of all agreements, arrangements or understandings between such stockholder and any such beneficial owner and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by such stockholder and any such beneficial owner, including without limitation any agreement, arrangement or understanding with any person as to how such nominee, if elected as a director of the Corporation, will act or vote on any issue or question, (3) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years and any other material relationships, between or among such stockholder and any such beneficial owner and their respective Affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective Affiliates and associates or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Act of 1933, as amended (the ‘Securities Act”), if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, or any Affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (4) such other information regarding each nominee proposed by such stockholder and any such beneficial owner as would be required to be disclosed in contested solicitations of proxies for elections of directors, or would be otherwise required to be disclosed, in each case pursuant to Regulation 14A under the Exchange Act and (5) the written consent of each nominee to be named in a proxy statement and to serve as a director of the Corporation if so elected; (VI) in the case of any proposed removal of a director, (1) the names of the directors to be removed and (2) the reasons of such stockholder and any such beneficial owner for asserting that such directors may be removed for cause; and (VII) in the case of any other business that such stockholder and any such beneficial owner propose to bring before the meeting, (1) a brief description of the business desired to be brought before the meeting and, if such business includes a proposal to amend these Bylaws, the language of the proposed amendment, (2) the reasons of such stockholder and any such beneficial owner for conducting such business at the meeting, (3) any material interest in such business of such stockholder and any such beneficial owner and (4) a description of all agreements, arrangements or understandings between such stockholder and any such beneficial owner and any other person or persons (naming such person or persons) in connection with the proposal of such business by such stockholder. In the case of any proposed nomination for election or re-election as a director, the Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

For purposes of these Bylaws, the term “Share Information” shall mean (1) the class or series and number of shares of the Corporation that are owned, directly or indirectly, of record and/or beneficially by a stockholder, any beneficial owner on whose behalf the stockholder is acting and any of their respective Affiliates, (2) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class of stock or series thereof, whether or not such instrument or right shall be subject to settlement in the underlying class of stock or series thereof or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder, any such beneficial owner and any of their respective Affiliates, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (3) any Proxy, agreement, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Corporation, (4) any short interest in any security of the Corporation (for purposes of these Bylaws, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any agreement, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (5) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (6) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (7) any performance-related fees (other than asset-based fee) that such stockholder, any such beneficial owner and any of their respective Affiliates are entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such person’s immediate family sharing the same household.

(iii) Notwithstanding anything in the second sentence of Paragraph 12(a)(ii) of Article II to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least ninety (90) days prior to the Anniversary Date, a stockholder’s notice required by this Paragraph  12 of Article II shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings. Only such business shall be conducted at a special meeting as shall have been described in the notice of meeting sent to stockholders pursuant to Paragraph  2 of Article II. Nominations of persons for election to the Board of Directors may be made at a special meeting at which directors are to be elected pursuant to such notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who (A) is a stockholder of record at the time of giving of such notice of meeting, (B) is entitled to vote at the meeting and (C) complies with the notice procedures set forth in this Paragraph 12 of Article II. Any stockholder desiring to nominate persons for election to the Board of Directors at such a special meeting shall cause a written notice to be received by the Secretary of the Corporation at the principal offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of (I) the ninetieth (90th) day prior to such special meeting and (II) the 10th day following the day on which public announcement is first made of the date of such special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. Such written notice shall be signed by the stockholder of record who intends to make the nomination and by the beneficial owner or owners, if any, on whose behalf the stockholder is acting, shall bear the date of signature of such stockholder and any such beneficial owner and shall set forth: (1) the name and address, as they appear on the Corporation’s books, of such stockholder and any such beneficial owner; (2) the Share Information relating to each such stockholder and beneficial owner (which Share Information shall be supplemented by such stockholder and any such beneficial owner not later than ten days after the meeting record date to disclose such Share Information as of the meeting record date); (3) a representation that such stockholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by Proxy at the meeting to make the nomination specified in the notice; (4) any other information relating to such stockholder and any such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (5) the name and residence address of the person or persons to be nominated; (6) a description of all agreements, arrangements or understandings between such stockholder and any such beneficial owner and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by such stockholder and any such beneficial owner, including without limitation any agreement, arrangement or understanding with any person as to how such nominee, if elected as a director of the Corporation, will act or vote on any issue or question; (7) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years and any other material relationships, between or among such stockholder and any such beneficial owner and their respective Affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective Affiliates and associates or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Act if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, or any Affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (8) such other information regarding each nominee proposed by such stockholder and any such beneficial owner as would be required to be disclosed in contested solicitations of proxies for elections of directors, or would be otherwise required to be disclosed, in each case pursuant to Regulation 14A under the Exchange Act; and (9) the written consent of each nominee to be named in a proxy statement and to serve as a director of the Corporation if so elected. In no event shall any adjournment or postponement of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(c) General.

(i) Only persons who are nominated by the Board of Directors or in accordance with the procedures set forth in this Paragraph 12 of Article II shall be eligible to serve as directors. Only such business shall be conducted at an annual meeting or special meeting as shall have been brought before such meeting in accordance with the procedures set forth in this Paragraph 12 of Article II. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Paragraph 12 of Article II and, if any proposed nomination or business is not in compliance with this Paragraph 12 of Article II, to declare that such defective proposal shall be disregarded.

(ii) For purposes of this Paragraph 12 of Article II, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(iii) Notwithstanding the foregoing provisions of this Paragraph 12 of Article II, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Paragraph 12 of Article II. Nothing in this Paragraph 12 of Article II shall be deemed to limit the Corporation’s obligation to include stockholder proposals in its proxy statement if such inclusion is required by Rule 14a-8 under the Exchange Act.”

Resolved, that Article IV of the Bylaws is hereby amended and restated in its entirety as follows:

“1. Director Action Without Meeting.  Unless the Articles of Incorporation provide otherwise, action required or permitted by the Colorado Business Corporation Act to be taken at a Board of Directors meeting or committee meeting may be taken without a meeting if the action is taken by all members of the Board or committee. The action shall be evidenced by one or more written consents describing the action taken, signed by each director and retained by the Corporation. Action taken hereunder is effective when the last director signs the consent, unless the consent specifies a different effective date. A consent signed hereunder has the effect of a unanimous vote taken at a meeting at which all directors or committee members were present, and may be described as such in any document.

2. Stockholder Action Without Meeting.

(a) To be valid, each expression of consent to corporate action in writing (a “Consent”) shall be in writing; shall set forth the specific corporate action to be taken (which corporate action or actions shall be limited to the action or actions set forth in the written request to set a Consent Record Date  (as defined below) received by the corporation pursuant to Paragraph 3(c) of Article XI); shall be signed by one or more persons who as of the Consent Record Date are stockholders of record (or their duly authorized proxies); shall bear the date of signature of each such stockholder (or their duly authorized proxies); shall set forth the name and address, as they appear in the Corporation’s books, of each stockholder signing such Consent and the class and number of shares of the Corporation that are owned of record by each such stockholder; in the case of a Person who is not a stockholder of record, shall be accompanied by a Proxy or proxies evidencing each such Person’s appointment as a Proxy for the applicable stockholder of record; and shall be sent to the inspectors of elections engaged by the Corporation pursuant to this Paragraph 2(c) of Article IV in accordance with the provisions of Paragraph 2(d) of Article IV.  Without limiting the foregoing, no Consent shall be valid unless, within sixty (60) days after the applicable Consent Record Date fixed pursuant to Paragraph 3(c) of Article XI, Consents representing the requisite number of shares subject to valid and unrevoked Consents to express such corporate action are delivered to the Corporation pursuant to Paragraph 2 of Article IV; provided, however, that if the Corporation or a Consent Soliciting Stockholder (as defined below) (whichever is soliciting Consents) has requested a Preliminary Consent Report (as defined below) that is pending on such 60th day pursuant to Paragraph 2(e) of Article IV, then such Consents shall be valid if Consents representing the requisite number of shares subject to valid and unrevoked Consents to express such corporate action are delivered to the Corporation pursuant to this Paragraph 2 at such time as such inspectors issue the Final Consent Report (as defined below) relating to the pending Preliminary Consent Report pursuant to Paragraph 2(f) of Article IV or Paragraph 2(g) of Article IV. The Board of Directors shall have the power and authority to make rules that are not inconsistent with the Colorado Business Corporation Act as to the validity of Consents and revocations thereof.

(b) Consents may be revoked at any time prior to the earlier of (i) such time as the inspectors of elections issue a Final Consent Report pursuant to Paragraph 2(f) of Article IV or Paragraph 2(g) of Article IV or (ii) sixty (60) days after the applicable Consent Record Date fixed pursuant to Paragraph 3(c) of Article XI by written notice delivered to (A) the Secretary, (B) any Consent Soliciting Stockholder, (C) to a proxy solicitor or other agent designated by the Corporation or any Consent Soliciting Stockholder and/or (D) the inspectors of elections engaged by the Corporation pursuant to Paragraph 2(c) of Article IV.

(c) Within three (3) Business Days after a Consent Record Date fixed pursuant to Paragraph 3(c) of Article XI, the Corporation shall (i) engage regionally or nationally recognized independent inspectors of elections to act as agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of Consents and revocations thereof and (ii) provide notice to each Consent Soliciting Stockholder of the identity of such inspectors and the manner in which such Consent Soliciting Stockholder may deliver Consents and revocations thereof to such inspectors pursuant to Paragraph 2(d) of Article IV. Except as provided in Paragraph 3(c)(ii) of Article XI, the cost of retaining inspectors of election shall be borne by the Corporation.

(d) The Corporation, the Consent Soliciting Stockholders and their respective proxy solicitors or other designated agents shall deliver Consents and revocations thereof to the inspectors within two (2) Business Days after receipt. As soon as the inspectors receive Consents and/or revocations thereof, the inspectors shall review the Consents and revocations thereof and shall maintain a count of the number of shares subject to valid and unrevoked Consents. The inspectors shall keep such count confidential and shall not reveal the count to any Person; provided, however, that, as soon as practicable after a written request therefor by the Corporation or a Consent Soliciting Stockholder, the inspectors shall issue a report (a “Consent Report”) to the Corporation and the Consent Soliciting Stockholders stating: (i) the number of shares subject to valid Consents; (ii) the number of shares subject to valid revocations of Consents; (iii) the number of shares subject to valid and unrevoked Consents; (iv) the number of shares subject to invalid Consents; (v) the number of shares subject to invalid revocations of Consents; (vi) whether, based on their count, the requisite number of shares subject to valid and unrevoked Consents has been obtained to express the corporate action specified in the Consents; and (vii) the latest date the inspectors received Consents and revocations thereof that the inspectors reflected in such report (the “Report Date”).

(e) As soon as practicable after a written request therefor by the Corporation or a Consent Soliciting Stockholder (whichever is soliciting Consents), notice of which request shall be given to the Corporation and any parties opposing the Solicitation of Consents, if any, which request shall state that the Corporation or the Consent Soliciting Stockholders, as the case may be, has a good faith belief that the requisite number of shares subject to valid and unrevoked Consents to express the corporate action specified in the Consents has been received in accordance with the Articles of Incorporation and these Bylaws, the inspectors shall issue and deliver to the Corporation and the Consent Soliciting Stockholders a preliminary Consent Report (the “Preliminary Consent Report”); provided, however, that neither the Corporation nor the Consent Soliciting Stockholders may request a Preliminary Consent Report after the 60th day after the applicable Consent Record Date fixed pursuant to Paragraph 3(c) of Article XI. Unless the Corporation and the Consent Soliciting Stockholders shall agree to a shorter or longer period, the Corporation and the Consent Soliciting Stockholders shall have two (2) Business Days after receipt of the Preliminary Consent Report to review the Consents and revocations thereof and to advise the inspectors and the opposing parties in writing as to whether they intend to challenge the Preliminary Consent Report.

(f) If no written notice of an intention to challenge a Preliminary Consent Report is received within two (2) Business Days after receipt of the Preliminary Consent Report by the Corporation and the Consent Soliciting Stockholders and either (i) the date that is two (2) Business Days after such receipt of such Preliminary Consent Report (the “Cut-Off Date”) is more than sixty (60) days after the applicable Consent Record Date fixed pursuant to Paragraph 3(c) of Article XI or (ii) the Cut-Off Date is not more than sixty (60) days after the applicable Consent Record Date fixed pursuant to Paragraph 3(c) of Article XI and the requisite number of shares subject to valid and unrevoked Consents to express the corporate action specified in the Consents was obtained, then the inspectors shall as promptly as practicable issue to the Corporation and the Consent Soliciting Stockholders their final Consent Report (a “Final Consent Report”), which shall contain the information included in the Preliminary Consent Report, plus all changes in the vote totals as a result of Consents and revocations thereof received after the Preliminary Consent Report Report Date to the time of issuance of the Final Consent Report, if such Consents and revocations thereof are received within sixty (60) days after the applicable Consent Record Date fixed pursuant to Paragraph 3(c) of Article XI, and a certification as to whether the requisite number of shares subject to valid and unrevoked Consents to express the corporate action specified in the Consents was obtained. If the Cut-Off Date is not more than sixty (60) days after the applicable Consent Record Date fixed pursuant to Paragraph 3(c) of Article XI and the requisite number or shares subject to valid and unrevoked Consents to express the corporate action specified in the Consents was not obtained, then the inspectors shall as promptly as practicable issue a Consent Report to the Corporation and the Consent Soliciting Stockholders and a certification that the requisite number of shares subject to valid and unrevoked Consents to express the corporate action specified in the Consents was not obtained, and the corporation or the Consent Soliciting Stockholders (whichever is soliciting Consents) shall have the right to request again a Preliminary Consent Report in accordance with the provisions of Paragraph 2(e) of Article IV.

(g) If the Corporation or the Consent Soliciting Stockholders issue written notice to the inspectors and the Corporation or the Consent Soliciting Stockholders, as the case may be, of an intention to challenge a Preliminary Consent Report within two (2) Business Days after receipt of the Preliminary Consent Report by the Corporation and the Consent Soliciting Stockholders, then a challenge session shall be scheduled by the inspectors as promptly as practicable, at which the Corporation and the Consent Soliciting Stockholders shall have the right to object to the validity of Consents and revocations thereof. A transcript of the challenge session shall be recorded by a certified court reporter. Following completion of the challenge session, if either (i) the date on which the challenge session is completed (the “Completion Date”) is more than sixty (60) days after the applicable Consent Record Date fixed pursuant to Paragraph 3(c) of Article XI or (ii) the Completion Date is not more than sixty (60) days after the applicable Consent Record Date fixed pursuant to Paragraph 2(c) of Article XI and the requisite number of shares subject to valid and unrevoked Consents to express the corporate action specified in the Consents was obtained, then the inspectors shall as promptly as practicable issue to the Corporation and the Consent Soliciting Stockholders a Final Consent Report, which shall contain the information included in the Preliminary Consent Report, plus all changes in the vote totals as a result of the challenge and, if such Consents and revocations thereof are received within sixty (60) days after the applicable Consent Record Date fixed pursuant to Paragraph 3(c) of Article XI, Consents and revocations thereof received after the Preliminary Consent Report Report Date to the time of issuance of the Final Consent Report, and a certification as to whether the requisite number of shares subject to valid and unrevoked Consents to express the corporate action specified in the Consents was obtained. If the Completion Date is not more than sixty (60) days after the applicable Consent Record Date fixed pursuant to Paragraph 3(c) of Article XI and the requisite number of shares subject to valid and unrevoked Consents to express the corporate action specified in the Consents was not obtained, then the inspectors shall as promptly as practicable issue a Consent Report to the Corporation and the Consent Soliciting Stockholders and a certification that the requisite number of shares subject to valid and unrevoked Consents to express the corporate action specified in the Consents was not obtained, and the Corporation or the Consent Soliciting Stockholders (whichever is soliciting Consents) shall have the right to request again a Preliminary Consent Report in accordance with the provisions of Paragraph 2(e) of Article IV.

(h) Simultaneously with the delivery of any Final Consent Report to the Corporation pursuant to Paragraph 2(f) of Article IV or Paragraph 2 (g) of Article IV, the inspectors shall deliver all valid and unrevoked Consents to the Corporation, which shall constitute delivery of such Consents to the corporation for purposes of Section 7-107-104 of the Colorado Business Corporation Act and the Articles of Incorporation. A copy of any Final Consent Report shall be included in the book in which the proceedings of meetings of stockholders are recorded.

(i) As to any Consent, if, prior to the issuance of a Final Consent Report and delivery of Consents to the Corporation, all Consent Soliciting Stockholders notify the Corporation and the inspectors in writing that such Consent Soliciting Stockholders no longer desire to express consent to the corporate actions specified in the Consents, then the Consents shall be deemed abandoned, and the inspectors shall not issue a Final Consent Report or deliver such Consents to the Corporation.”

Resolved, that Article VIII of the Bylaws is hereby amended and restated in its entirety as follows:

 “Shares of Stock

1.  Regulation.  Shares of stock of the Corporation may be certificated or uncertificated (i.e., book entry), as provided under the Colorado Business Corporation Act.  Subject to the terms of any contract of the Corporation, the Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of stock, whether certificated or uncertificated, of the Corporation, including the issuance of new certificates for lost or destroyed certificates and the appointment of transfer agents and registrars.

2.  Form of Shares.  Shares that are issued in certificated form shall exhibit the holder's name and number of shares and shall be signed by the President or Vice President, and by the Treasurer or the Secretary.  If the Corporation has a transfer agent or an assistant transfer agent or a transfer clerk acting on its behalf and a registrar, the signature of any officer may be facsimile.  Facsimile signatures may be of the officers of the Corporation designated above who are officers at the time of the issuance of the certificates or who were such at the time of the printing or engraving of the certificates whether or not the person has continued to hold that office.  The powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations and/or restrictions thereon shall be set forth in full or summarized on the face or back of any certificate which the Corporation shall issue to represent a class or series of stock, provided that, except as provided to the contrary by the Colorado Business Corporation Act, in lieu of the foregoing requirements there may be set forth on the certificate a statement that the Corporation will furnish without charge to each stockholder who so requests a summary of such powers, designations, preferences and/or rights and the qualifications, limitations and/or restrictions thereon.  Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing certain information required by the Colorado Business Corporation Act to be set forth or stated on certificates or shall send to such registered owner a statement that the Corporation will furnish such information without charge to each stockholder upon request.

3. Record.  A record shall be kept of the name of each person or entity holding the stock of the Corporation.  In the event that such shares have been certificated, the record shall include the number of shares represented by each certificate, the date of issuance thereof, and, in the case of cancellation, the date of cancellation.  The person or entity in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof, and thus a holder of record of such shares of stock, for all purposes as regards the Corporation.

4. Transfer of Stock.  Transfers of shares of the stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized, and, if such shares are certificated, on the surrender of the certificate or certificates for such shares properly endorsed.

5. Transfer Agents and Registrars; Regulations. The Board of Directors may appoint one or more transfer agents or registers with respect to shares of the stock of the Corporation.  The Board of Directors may make rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation.

6. Lost, Destroyed or Mutilated Certificates.  The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate representing the same.  The Corporation may issue a new certificate in the place of any certificate previously issued by it, alleged to have been lost or destroyed.  On production of such evidence of loss or destruction as the Board of Directors in its discretion may require, the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond in such sum as the Board may direct, and with such surety or sureties as may be satisfactory to the Board to indemnify the Corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificate.  A new certificate may be issued without requiring any such evidence or bond when, in the judgment of the Board of Directors, it is proper to do so.”

Resolved, that Article XI, Paragraph 3 of the Bylaws is hereby amended and restated in its entirety as follows:

“3. Record Date.

(a) The Board of Directors may fix in advance a date not less than ten days and not more than sixty days prior to the date of an annual meeting or special meeting as the record date for the determination of stockholders entitled to notice of, or to vote at, such meeting (the “Meeting Record Date”). In the case of any Demand Special Meeting, (i) the Meeting Record Date shall be not later than the 30th day after the Delivery Date and (ii) if the Board of Directors fails to fix the Meeting Record Date within thirty days after the Delivery Date, then the close of business on such 30th day shall be the Meeting Record Date. The stockholders of record on the Meeting Record Date shall be the stockholders entitled to notice of and to vote at the meeting. When a determination of stockholders entitled to notice of and to vote at any annual meeting or special meeting has been made as provided in this Paragraph 3 of Article XI, such determination shall be applied to any adjournment thereof unless the Board of Directors fixes a new Meeting Record Date and except as otherwise required by law. A new Meeting Record Date must be set if a meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

(b) The Board of Directors may also fix in advance a date as the record date for the purpose of determining stockholders entitled to take any other action or determining stockholders for any other purpose. Such record date shall not be more than sixty days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. If the Board of Directors does not fix a record date for the determination of stockholders entitled to receive a share dividend or distribution (other than a distribution involving a purchase, redemption or other acquisition of the Corporation’s shares), then the close of business on the day on which the resolution of the Board of Directors is adopted declaring the dividend or distribution shall be the record date.

(c) In order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date to determine the stockholders entitled to express consent to corporate action in writing without a meeting (the “Consent Record Date”). The Consent Record Date shall not precede the date upon which the resolution fixing the Consent Record Date is adopted by the Board of Directors, and such date shall not be more than ten days after the date upon which the resolution fixing the Consent Record Date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders express consent to corporate action in writing without a meeting shall, by sending written notice to the Secretary of the Corporation by hand or by certified registered mail, return receipt requested, request the Board of Directors to fix a Consent Record Date. The Board of Directors shall promptly, but in all events within ten days after the date on which such a request is received, adopt a resolution fixing the Consent Record Date and shall make a public announcement of such Consent Record Date. If no Consent Record Date has been fixed by the Board of Directors within ten days after the date on which such a request is received by the Secretary, then the Consent Record Date shall be the 10th day after the first date on which a valid written request to set a Consent Record Date is received by the Secretary. To be valid, such written request shall comply with each of the following:

(i) Such written request shall be signed by one or more stockholders of record and by the beneficial owners or owners, if any, on whose behalf the stockholder or stockholders are acting, shall bear the date of signature of each such stockholder and any such beneficial owner and shall set forth: (A) the name and address, as they appear on this corporation’s books, of each such stockholder and any such beneficial owner who seeks to have the stockholders express consent to corporate action in writing without a meeting; (B) the Share Information relating to each such stockholder and beneficial owner; (C) a representation that each such stockholder is a holder of record of shares of the Corporation entitled to vote at a meeting of stockholders; (D) any other information relating to such stockholder and any such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (E) the manner in which each such stockholder and any such beneficial owner intend to comply with Regulation 14A under the Exchange Act in seeking to have the stockholders express consent to corporate action in writing without a meeting; (F) in the case of any such stockholder and any such beneficial owner seeking to elect or re-elect a director by the stockholders expressing consent to corporate action in writing without a meeting, (1) the name and residence address of the person or persons each such stockholder and any such beneficial owner are seeking to elect or re-elect as a director, (2) a description of all agreements, arrangements or understandings between each such stockholder and any such beneficial owner and each person such stockholder and any such beneficial owner are seeking to elect or re-elect as a director and any other person or persons (naming such person or persons) pursuant to which such stockholder and any such beneficial owner are seeking to elect or re-elect such person as a director, including without limitation any agreement, arrangement or understanding with any person as to how each person such stockholder and beneficial owner are seeking to elect or re-elect as a director, if elected as a director of the corporation, will act or vote on any issue or question, (3) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and any such beneficial owner and their respective Affiliates and associates, or others acting in concert therewith, on the one hand, and each person such stockholder and beneficial owner are seeking to elect or re-elect as a director, and his or her respective Affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Act if such stockholder and beneficial owner, or any Affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and each person such stockholder and beneficial owner are seeking to elect or re-elect as a director were a director or executive officer of such registrant, (4) such other information regarding each person such stockholder and beneficial owner are seeking to elect or re-elect as a director as would be required to be disclosed in contested solicitations of proxies for elections of directors, or would be otherwise required to be disclosed, in each case pursuant to Regulation 14A under the Exchange Act, and (5) the written consent of each such person to serve as a director of the Corporation if so elected; (G) in the case of any such stockholder and any such beneficial owner seeking to remove a director by the stockholders expressing consent to corporate action in writing without a meeting, (1) the names of the director(s) each such stockholder and any such beneficial owner are seeking to remove and (2) the reasons of each such stockholder and any such beneficial owner for asserting that such director(s) may be removed for cause; and (H) in the case of any such stockholder and any such beneficial owner seeking to authorize or take any other corporate action by the stockholders expressing consent to corporate action in writing without a meeting, (1) a brief description of the corporate action desired to be authorized or taken and, if such corporate action includes an amendment to these Bylaws, the language of the proposed amendment, (2) the reasons of each such stockholder and any such beneficial owner for authorizing or taking such corporate action, (3) any material interest in such corporate action of each such stockholder and any such beneficial owner and (4) a description of all agreements, arrangements or understandings between such stockholder and any such beneficial owner and any other person or persons (naming such person or persons) in connection with the proposal of such business by such stockholder. In the case of any such stockholder and any such beneficial owner seeking to elect or re-elect a director by the stockholders expressing consent to corporate action in writing without a meeting, the Corporation may require any person such stockholder and any such beneficial owner are seeking to elect or re-elect as a director to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such person to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such person.

(ii) Such written request shall be accompanied by a written agreement signed by each Consent Soliciting Stockholder (as defined below) pursuant to which each Consent Soliciting Stockholder, jointly and severally, agrees to pay the Corporation’s costs relating to such Consent Soliciting Stockholder seeking to have the stockholders express consent to corporate action in writing without a meeting, including the costs of preparing and mailing proxy materials for the corporation’s own solicitation, provided that if the Consent Soliciting Stockholder obtains the requisite number of shares subject to valid and unrevoked Consents (as defined in Paragraph 2(c) of Article IV) to express the corporate action referred to therein in accordance with these Bylaws, then the Consent Soliciting Stockholders shall not be required to pay such costs. For purposes of these Bylaws, “Consent Soliciting Stockholder” shall mean each of the following Persons:

(A) if the number of stockholders signing the Consent or Consents is ten or fewer, each Person signing any such Consents; or

(B) if the number of stockholders signing the Consent or Consents is more than ten, each Person who either (1) was a Participant in any Solicitation of such consent or consents or (2) at the time of the delivery to the corporation of the documents described in this Paragraph 3(c) had engaged or intends to engage in any Solicitation of Consents and/or Proxies for expressing consent to corporate action in writing without a meeting (other than a Solicitation of Consents and/or Proxies on behalf of the corporation).

A “Consent Soliciting Stockholder” shall also mean each Affiliate of a Consent Soliciting Stockholder described in clause (A) or (B) above who is a member of such Consent Soliciting Stockholder’s “group” for purposes of Rule 13d-5(b) under the Exchange Act, and any other Affiliate of such a Consent Soliciting Stockholder, if a majority of the directors then in office determine, reasonably and in good faith, that such Affiliate should be required to sign the written notice described in Paragraph 3(c)(i) and/or the written agreements described in this Paragraph 3(c)(ii) and Paragraph 3(c)(iii) to prevent the purposes of this Paragraph 3 (c) and Paragraph 2(c) of Article IV from being evaded.

(iii) Such written request shall be accompanied by a written agreement signed by each Consent Soliciting Stockholder pursuant to which each Consent Soliciting Stockholder agrees to deliver to any inspectors of election engaged by the corporation pursuant to Paragraph 2(c) of Article IV within two (2) Business Days after receipt all Consents and revocations thereof received by such Consent Soliciting Stockholder or such Consent Soliciting Stockholder’s proxy solicitor or other designated agent in connection with such Consent Soliciting Stockholder seeking to have the stockholders express written consent.”